Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2021 relating to the consolidated financial statements of Ascendis Pharma A/S and the effectiveness of Ascendis Pharma A/S’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Ascendis Pharma A/S for the year ended December 31, 2020.

Deloitte Statsautoriseret Revisionspartnerselskab

CVR no. 33963556

/s/Sumit Sudan	/s/ Lars Hansen
State Authorised	State Authorised
Public Accountant	Public Accountant

Copenhagen, Denmark

December 8, 2021